News Release

Media Contact: Catherine Butler
24-Hour: 800.559.3853

Analysts: Mike Callahan
Office: 704.382.0459

Nov. 2, 2018

Duke Energy reports third quarter 2018 financial results

▪	Third quarter 2018 GAAP EPS of $1.51; adjusted EPS of $1.65

▪	Company restores three million outages from Hurricanes Florence and Michael

▪	Company raising the midpoint of 2018 EPS guidance range on strong year-to-date results
CHARLOTTE, N.C. – Duke Energy (NYSE: DUK) today announced third quarter 2018 reported diluted earnings per share (EPS), prepared in accordance with Generally Accepted Accounting Principles (GAAP) of $1.51, compared to $1.36 for the third quarter of 2017. Duke Energy's third quarter 2018 adjusted diluted EPS was $1.65, compared to $1.59 for the third quarter of 2017.
Adjusted diluted EPS excludes the impact of certain items that are included in GAAP reported diluted EPS. The difference between third quarter 2018 GAAP reported diluted EPS and adjusted diluted EPS was primarily due to a goodwill impairment.
Adjusted diluted EPS for third quarter 2018 was higher than the prior year primarily due to higher retail electric sales volumes and income tax benefits, partially offset by higher storm restoration costs and share dilution.
Based upon the results through the third quarter, the company is narrowing its 2018 adjusted diluted earnings guidance range to $4.65 to $4.85 per share.
“This quarter was marked by strong execution across our businesses. I am proud of the remarkable response from our employees to Hurricanes Florence and Michael," said Lynn Good, Duke Energy chairman, president and CEO. "Our commitment to our customers was unwavering as we responded to three million outages. We also reached significant regulatory approvals for the Atlantic Coast Pipeline, continuing to advance this important gas infrastructure project for our customers and communities.
"We delivered solid financial performance in the quarter and are on track to exceed our 2018 financial objectives. As a result, we have narrowed our full-year guidance, raising the midpoint into the upper half of our original guidance range for the year.”
Business segment results
In addition to the following summary of third quarter 2018 business segment performance, comprehensive tables with detailed EPS drivers for the third quarter compared to prior year are provided in the tables at the end of this news release.

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The discussion below of third quarter results includes both GAAP segment income and adjusted segment income, which is a non-GAAP financial measure. The tables at the end of this news release present a full reconciliation of GAAP reported results to adjusted results.
Electric Utilities and Infrastructure
On a reported basis, Electric Utilities and Infrastructure recognized third quarter 2018 segment income of $1,167 million, compared to $1,020 million in the third quarter of 2017. In addition to the drivers outlined below, third quarter 2017 results were impacted by an $84 million after-tax impairment charge related to the Florida settlement agreement, and third quarter 2018 results were impacted by true ups of prior year estimates related to the Tax Cuts and Jobs Act of 2017 (the Tax Act). These amounts were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Electric Utilities and Infrastructure recognized third quarter 2018 adjusted segment income of $1,175 million, compared to $1,104 million in the third quarter of 2017, an increase of $0.10 per share, excluding share dilution of $0.03 per share.
Higher quarterly results at Electric Utilities and Infrastructure were primarily due to:

•	Strong weather-normal retail volumes (+$0.05 per share)

•	More favorable weather (+$0.03 per share)

•	Higher rider revenues (+$0.03 per share)

•	Contribution from the Duke Energy Progress (DEP) and Duke Energy Carolinas (DEC) North Carolina rate cases (+$0.02 per share)

•	Lower income tax expense (+$0.06 per share), including impacts of the Tax Act.
These favorable drivers were partially offset by higher depreciation and amortization expense (-$0.05 per share), an impairment charge related to the Edwardsport settlement at Duke Energy Indiana (-$0.03 per share) and higher operation and maintenance (O&M) expense  (-$0.03 per share). Higher O&M was driven by higher storm restoration costs, partially offset by a FERC approved settlement to refund certain transmission costs.
Gas Utilities and Infrastructure
On a reported basis, Gas Utilities and Infrastructure recognized third quarter 2018 segment income of $17 million, compared to $19 million in the third quarter of 2017. In addition to the drivers outlined below, third quarter 2018 results were impacted by true ups of prior year estimates related to the Tax Act. These costs were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Gas Utilities and Infrastructure recognized third quarter 2018 adjusted segment income of $18 million, compared to $19 million in the third quarter of 2017. Results at Gas Utilities and Infrastructure were flat for the quarter, with growth from midstream investments offset by higher O&M expense.

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Commercial Renewables
On a reported basis, Commercial Renewables recognized a third quarter 2018 segment loss of $62 million, compared to a segment loss of $49 million in the third quarter of 2017. In addition to the drivers outlined below, third quarter 2018 results were impacted by an impairment charge resulting from annual goodwill testing and true ups of prior year estimates related to the Tax Act. These charges were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Commercial Renewables recognized third quarter 2018 adjusted segment income of $26 million, compared to $7 million in the third quarter of 2017, an increase of $0.03 per share. Higher quarterly results at Commercial Renewables were primarily due to a new solar project placed in service.
Other
Other primarily includes interest expense on holding company debt, other unallocated corporate costs and results from Duke Energy’s captive insurance company.
On a reported basis, Other recognized a third quarter 2018 net loss of $44 million, compared to a net loss of $34 million in the third quarter of 2017. In addition to the drivers outlined below, third quarter 2018 results were impacted by costs to achieve the Piedmont merger and true ups of prior year estimates related to the Tax Act. These costs were treated as special items and excluded from adjusted earnings.
On an adjusted basis, Other recognized a third quarter 2018 adjusted net loss of $40 million, compared to an adjusted net loss of $20 million in the third quarter of 2017, a difference of $0.04 per share. Lower quarterly results at Other were primarily due to a lower tax shield on holding company interest as a result of the Tax Act (-$0.03 per share) and a favorable litigation settlement in the prior year (-$0.02 per share). These unfavorable drivers were partially offset by higher tax optimization benefits (+$0.02 per share).
Duke Energy's consolidated reported effective tax rate for the third quarter of 2018 was 13.7% compared to 27.6% in the third quarter of 2017. The consolidated adjusted effective tax rate for third quarter 2018 was 12.9%, compared to 28.9% in 2017. The decreases in the reported and adjusted effective tax rates were primarily due to the impacts of the Tax Act. Adjusted effective tax rate is a non-GAAP financial measure. The tables at the end of this news release present a reconciliation of the reported effective tax rate to the adjusted effective tax rate.
Earnings conference call for analysts
An earnings conference call for analysts is scheduled from 10 to 11 a.m. ET today to discuss the third quarter 2018 financial results and other business and financial updates. The conference call will be hosted by Lynn Good, chairman, president and chief executive officer, and Steve Young, executive vice president and chief financial officer.
The call can be accessed via the investors section (www.duke-energy.com/investors) of Duke Energy’s website or by dialing 877-627-6581 in the United States or 719-325-4837 outside the United States. The confirmation code is 6905344. Please call in 10 to 15 minutes prior to the scheduled start time.

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A replay of the conference call will be available until 1 p.m. ET, November 12, 2018, by calling 888-203-1112 in the United States or 719-457-0820 outside the United States and using the code 6905344. An audio replay, transcript and slides will also be available by accessing the investors section of the company’s website.
Special Items and Non-GAAP Reconciliation
The following tables present a reconciliation of GAAP reported to adjusted diluted EPS for third quarter 2018 and 2017 financial results:

(In millions, except per-share amounts)	After-Tax Amount	3Q 2018 EPS	3Q 2017 EPS
Diluted EPS, as reported		$1.51	$1.36
Adjustments to reported EPS:
Third Quarter 2018
Goodwill impairment charge	$91	0.12
Costs to achieve Piedmont merger	13	0.02
Impacts of the Tax Act	(3)	—
Discontinued operations	(4)	—
Third Quarter 2017
Costs to achieve Piedmont merger	14		0.03
Florida settlement	84		0.12
Commercial Renewables impairment	56		0.08
Discontinued operations	2		—
Total adjustments		$0.14	$0.23
Diluted EPS, adjusted		$1.65	$1.59
Non-GAAP financial measures
Management evaluates financial performance in part based on non-GAAP financial measures, including adjusted earnings, adjusted diluted EPS, and adjusted effective tax rate. Adjusted earnings and adjusted diluted EPS represent income from continuing operations attributable to Duke Energy, adjusted for the dollar and per-share impact of special items. The adjusted effective tax rate is calculated using pretax earnings and income tax expense, both as adjusted for the impact of special items. As discussed below, special items include certain charges and credits which management believes are not indicative of Duke Energy's ongoing performance.
Management believes the presentation of adjusted earnings, adjusted diluted EPS, and the adjusted effective tax rate provides useful information to investors, as it provides them with an additional relevant comparison of Duke Energy’s performance across periods. Management uses these non-GAAP financial measures for planning and forecasting, and for reporting financial results to the Duke Energy Board of Directors, employees, stockholders, analysts and investors. Adjusted diluted EPS is also used as a basis for employee incentive bonuses. The most directly comparable GAAP measures for adjusted earnings, adjusted diluted EPS and adjusted effective tax rate are Net Income Attributable to Duke Energy Corporation (GAAP reported earnings) and Diluted EPS Attributable to Duke Energy Corporation common stockholders (GAAP reported EPS), and the reported effective tax rate, respectively.

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Special items included in the periods presented include the following items, which management believes do not reflect ongoing costs:

•	Costs to Achieve Piedmont Merger represents charges that result from the Piedmont acquisition.

•	Regulatory and Legislative Impacts represents charges related to rate case orders, settlements or other actions of regulators or legislative bodies.

•	Sale of Retired Plant represents the loss associated with selling Beckjord Generating Station (Beckjord), a nonregulated generating facility in Ohio.

•	Impairment Charges represents an other-than-temporary impairment of an investment in Constitution Pipeline Company, LLC (Constitution) and Commercial Renewables impairments.

•	Impacts of the Tax Act represents an Alternative Minimum Tax (AMT) valuation allowance recognized and a true up of prior year tax estimates, both related to the Tax Act.
Due to the forward-looking nature of any forecasted adjusted earnings guidance, information to reconcile this non-GAAP financial measure to the most directly comparable GAAP financial measure is not available at this time, as management is unable to project all special items for future periods (such as legal settlements, the impact of regulatory orders or asset impairments).
Management evaluates segment performance based on segment income and other net loss. Segment income is defined as income from continuing operations attributable to Duke Energy. Segment income includes intercompany revenues and expenses that are eliminated in the Condensed Consolidated Financial Statements. Management also uses adjusted segment income as a measure of historical and anticipated future segment performance. Adjusted segment income is a non-GAAP financial measure, as it is based upon segment income adjusted for special items, which are discussed above. Management believes the presentation of adjusted segment income provides useful information to investors, as it provides them with an additional relevant comparison of a segment’s performance across periods. The most directly comparable GAAP measure for adjusted segment income or adjusted other net loss is segment income and other net loss.
Due to the forward-looking nature of any forecasted adjusted segment income or adjusted other net loss and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast all special items, as discussed above.
Duke Energy’s adjusted earnings, adjusted diluted EPS and adjusted segment income may not be comparable to similarly titled measures of another company because other companies may not calculate the measures in the same manner.

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Duke Energy
Headquartered in Charlotte, N.C., Duke Energy (NYSE: DUK) is one of the largest energy holding companies in the U.S., with approximately 29,000 employees and a generating capacity of 49,500 megawatts. The company is transforming its customers’ experience, modernizing its energy grid, generating cleaner energy and expanding its natural gas infrastructure to create a smarter energy future for the people and communities it serves.
The company’s Electric Utilities and Infrastructure unit serves approximately 7.6 million retail electric customers in six states - North Carolina, South Carolina, Florida, Indiana, Ohio and Kentucky. Its Gas Utilities and Infrastructure unit distributes natural gas to approximately 1.6 million customers in five states - North Carolina, South Carolina, Tennessee, Ohio and Kentucky. Its Commercial Renewables unit operates a growing renewable energy portfolio across the U.S.
A Fortune 125 company, Duke Energy was named to Fortune’s 2018 “World’s Most Admired Companies” list and Forbes’ 2018 “America’s Best Employers” list.
More information about the company is available at duke-energy.com. The Duke Energy News Center includes news releases, fact sheets, photos, videos and other materials. Duke Energy’s illumination features stories about people, innovations, community topics and environmental issues. Follow Duke Energy on Twitter, LinkedIn, Instagram and Facebook.
Forward-Looking Information
This document includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions and can often be identified by terms and phrases that include “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” “target,” “guidance,” “outlook” or other similar terminology. Various factors may cause actual results to be materially different than the suggested outcomes within forward-looking statements; accordingly, there is no assurance that such results will be realized. These factors include, but are not limited to:

•
State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements, including those related to climate change, as well as rulings that affect cost and investment recovery or have an impact on rate structures or market prices;

•
The extent and timing of costs and liabilities to comply with federal and state laws, regulations and legal requirements related to coal ash remediation, including amounts for required closure of certain ash impoundments, are uncertain and difficult to estimate;

•
The ability to recover eligible costs, including amounts associated with coal ash impoundment retirement obligations and costs related to significant weather events, and to earn an adequate return on investment through rate case proceedings and the regulatory process;

•
The costs of decommissioning Crystal River Unit 3 and other nuclear facilities could prove to be more extensive than amounts estimated and all costs may not be fully recoverable through the regulatory process;

•	Costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•
Industrial, commercial and residential growth or decline in service territories or customer bases resulting from sustained downturns of the economy and the economic health of our service territories or variations in customer usage patterns, including energy efficiency efforts and use of alternative energy sources, such as self-generation and distributed generation technologies;

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•
Federal and state regulations, laws and other efforts designed to promote and expand the use of energy efficiency measures and distributed generation technologies, such as private solar and battery storage, in Duke Energy service territories could result in customers leaving the electric distribution system, excess generation resources as well as stranded costs;

•	Advancements in technology;

•	Additional competition in electric and natural gas markets and continued industry consolidation;

•
The influence of weather and other natural phenomena on operations, including the economic, operational and other effects of severe storms, hurricanes, droughts, earthquakes and tornadoes, including extreme weather associated with climate change;

•
The ability to successfully operate electric generating facilities and deliver electricity to customers including direct or indirect effects to the company resulting from an incident that affects the U.S. electric grid or generating resources;

•	The ability to obtain the necessary permits and approvals and to complete necessary or desirable pipeline expansion or infrastructure projects in our natural gas business;

•	Operational interruptions to our natural gas distribution and transmission activities;

•	The availability of adequate interstate pipeline transportation capacity and natural gas supply;

•
The impact on facilities and business from a terrorist attack, cybersecurity threats, data security breaches and other catastrophic events, such as fires, explosions, pandemic health events or other similar occurrences;

•
The inherent risks associated with the operation of nuclear facilities, including environmental, health, safety, regulatory and financial risks, including the financial stability of third-party service providers;

•
The timing and extent of changes in commodity prices and interest rates and the ability to recover such costs through the regulatory process, where appropriate, and their impact on liquidity positions and the value of underlying assets;

•
The results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings, interest rate fluctuations, compliance with debt covenants and conditions and general market and economic conditions;

•	Credit ratings of the Duke Energy Registrants may be different from what is expected;

•
Declines in the market prices of equity and fixed-income securities and resultant cash funding requirements for defined benefit pension plans, other post-retirement benefit plans and nuclear decommissioning trust funds;

•
Construction and development risks associated with the completion of the Duke Energy Registrants’ capital investment projects, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner, or at all;

•
Changes in rules for regional transmission organizations, including changes in rate designs and new and evolving capacity markets, and risks related to obligations created by the default of other participants;

•	The ability to control operation and maintenance costs;

•	The level of creditworthiness of counterparties to transactions;

•	Employee workforce factors, including the potential inability to attract and retain key personnel;

•	The ability of subsidiaries to pay dividends or distributions to Duke Energy Corporation holding company (the Parent);

•	The performance of projects undertaken by our nonregulated businesses and the success of efforts to invest in and develop new opportunities;

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•	The effect of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	The impact of new U.S. tax legislation to our financial condition, results of operations or cash flows and our credit ratings;

•	The impacts from potential impairments of goodwill or equity method investment carrying values; and

•	The ability to implement our business strategy.
Additional risks and uncertainties are identified and discussed in the Duke Energy Registrants' reports filed with the SEC and available at the SEC's website at www.sec.gov. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than described. Forward-looking statements speak only as of the date they are made and the Duke Energy Registrants expressly disclaim an obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Impairment Charges		Impacts of the Tax Act		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,167	$—		$—		$8		$—		$8	$1,175
Gas Utilities and Infrastructure	17	—		—		1		—		1	18
Commercial Renewables	(62)	—		91	B	(3)		—		88	26
Total Reportable Segment Income	1,122	—		91		6		—		97	1,219
Other	(44)	13	A	—		(9)		—		4	(40)
Discontinued Operations	4	—		—		—		(4)	D	(4)	—
Net Income Attributable to Duke Energy Corporation	$1,082	$13		$91		$(3)	C	$(4)		$97	$1,179
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$1.51	$0.02		$0.12		$—		$—		$0.14	$1.65

A - Net of $3 million tax benefit. $16 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $2 million Noncontrolling Interests. $93 million goodwill impairment recorded within Impairment charges on the Condensed Consolidated Statements of Operations.
C - $3 million tax benefit true up of prior year Tax Act estimates recorded within Income Tax Expense from Continuing Operations on the Condensed Consolidated Statements of Operations.
D - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 714 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2018
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Regulatory and Legislative Impacts		Sale of Retired Plant		Impairment Charges		Impacts of the Tax Act		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$2,492	$—		$202	B	$—		$—		$8		$—		$210	$2,702
Gas Utilities and Infrastructure	161	—		—		—		42	D	1		—		43	204
Commercial Renewables	(4)	—		—		—		91	E	(3)		—		88	84
Total Reportable Segment Income	2,649	—		202		—		133		6		—		341	2,990
Other	(446)	41	A	—		82	C	—		67		—		190	(256)
Discontinued Operations	(1)	—		—		—		—		—		1	G	1	—
Net Income Attributable to Duke Energy Corporation	$2,202	$41		$202		$82		$133		$73	F	$1		$532	$2,734
EPS ATTRIBUTABLE TO DUKE ENERGY CORP, DILUTED	$3.11	$0.06		$0.29		$0.12		$0.19		$0.10		$—		$0.76	$3.87

A - Net of $12 million tax benefit. $53 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $16 million tax benefit at Duke Energy Progress and $47 million tax benefit at Duke Energy Carolinas.
•On the Duke Energy Progress Condensed Consolidated Statements of Operations, $32 million is recorded within Impairment charges, $31 million within Operations, maintenance and other, $6 million within Interest Expense and $(1) million within Depreciation and amortization.
•On the Duke Energy Carolinas Condensed Consolidated Statements of Operations, $188 million is recorded within Impairment charges, $8 million within Operations, maintenance and other, and $1 million within Depreciation and amortization.
C - Net of $25 million tax benefit. $107 million recorded within Gains (Losses) on Sales of Other Assets and Other, net on the Condensed Consolidated Statements of Operations.
D - Net of $13 million tax benefit. $55 million included within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
E - Net of $2 million Noncontrolling Interests. $93 million goodwill impairment recorded within Impairment charges on the Condensed Consolidated Statement of Operations.
F - $76 million AMT valuation allowance and $3 million tax benefit true up of prior year Tax Act estimates within Income Tax Expense from Continuing Operations on the Condensed Consolidated Statements of Operations.
G - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 706 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Three Months Ended September 30, 2017
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Florida Settlement		Commercial Renewables Impairments		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$1,020	$—		$84	B	$—		$—		$84	$1,104
Gas Utilities and Infrastructure	19	—		—		—		—		—	19
Commercial Renewables	(49)	—		—		56	C	—		56	7
Total Reportable Segment Income	990	—		84		56		—		140	1,130
Other	(34)	14	A			—		—		14	(20)
Discontinued Operations	(2)	—		—		—		2	D	2	—
Net Income Attributable to Duke Energy Corporation	$954	$14		$84		$56		$2		$156	$1,110
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$1.36	$0.03		$0.12		$0.08		$—		$0.23	$1.59

A - Net of $9 million tax benefit. $23 million recorded within Operating Expenses on the Condensed Consolidated Statements of Operations.
B - Net of $51 million tax benefit. $135 million recorded within Impairment charges on the Condensed Consolidated Statements of Operations.
C - Net of $28 million tax benefit. $74 million recorded within Impairment charges and $10 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
D - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
REPORTED TO ADJUSTED EARNINGS RECONCILIATION
Nine Months Ended September 30, 2017
(Dollars in millions, except per-share amounts)

		Special Items
	Reported Earnings	Costs to Achieve Piedmont Merger		Florida Settlement		Commercial Renewables Impairment		Discontinued Operations		Total Adjustments	Adjusted Earnings
SEGMENT INCOME
Electric Utilities and Infrastructure	$2,384	$—		$84	B	$—		$—		$84	$2,468
Gas Utilities and Infrastructure	179	—		—		—		—		—	179
Commercial Renewables	2	—		—		56	C	—		56	58
Total Reportable Segment Income	2,565	—		84		56		—		140	2,705
Other	(205)	43	A	—		—		—		43	(162)
Discontinued Operations	(4)	—		—		—		4	D	4	—
Net Income Attributable to Duke Energy Corporation	$2,356	$43		$84		$56		$4		$187	$2,543
EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$3.36	$0.06		$0.12		$0.08		$0.01		$0.27	$3.63

A - Net of $26 million tax benefit. $68 million recorded within Operating Expenses and $1 million recorded within Interest Expense on the Condensed Consolidated Statements of Operations.
B - Net of $51 million tax benefit. $135 million recorded within Impairment charges on the Condensed Consolidated Statements of Operations.
C - Net of $28 million tax benefit. $74 million recorded within Impairment charges and $10 million recorded within Other Income and Expenses on the Condensed Consolidated Statements of Operations.
D - Recorded in Income (Loss) from Discontinued Operations, net of tax on the Condensed Consolidated Statements of Operations.

Weighted Average Shares, Diluted (reported and adjusted) - 700 million

DUKE ENERGY CORPORATION
ADJUSTED EFFECTIVE TAX RECONCILIATION
September 2018
(Dollars in millions)

	Three Months Ended September 30, 2018			Nine Months Ended September 30, 2018
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,230			$2,640
Costs to Achieve Piedmont Merger	16			53
Regulatory and Legislative Impacts	—			265
Sale of Retired Plant	—			107
Impairment Charges	91			146
Noncontrolling Interests	16			12
Adjusted Pretax Income	$1,353			$3,223

Reported Income Tax Expense From Continuing Operations	$168	13.7%		$449	17.0%
Costs to Achieve Piedmont Merger	3			12
Regulatory and Legislative Impacts	—			63
Sale of Retired Plant	—			25
Impairment Charges	—			13
Impacts of the Tax Act	3			(73)
Adjusted Tax Expense	$174	12.9%	(a)	$489	15.2%	(a)

	Three Months Ended September 30, 2017			Nine Months Ended September 30, 2017
	Balance	Effective Tax Rate		Balance	Effective Tax Rate

Reported Income From Continuing Operations Before Income Taxes	$1,321			$3,400
Costs to Achieve Piedmont Merger	23			69
Florida Settlement	135			135
Commercial Renewables Impairments	84			84
Noncontrolling Interests	(1)			(5)
Adjusted Pretax Income	$1,562			$3,683

Reported Income Tax Expense From Continuing Operations	$364	27.6%		$1,035	30.4%
Costs to Achieve Piedmont Merger	9			26
Florida Settlement	51			51
Commercial Renewables Impairments	28			28
Adjusted Tax Expense	$452	28.9%	(a)	$1,140	31.0%	(a)

(a) Adjusted effective tax rate is a non-GAAP financial measure as the rate is calculated using pretax earnings and income tax expense, both adjusted for the impact of special items. The most directly comparable GAAP measure for adjusted effective tax rate is reported effective tax rate, which includes the impact of special items.

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2018 QTD vs. Prior Year

($ per share)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Consolidated
2017 QTD Reported Earnings Per Share, Diluted	$1.46	$0.03	$(0.07)	$(0.06)	$1.36
Costs to Achieve Piedmont Merger	—	—	—	0.03	0.03
Florida Settlement	0.12	—	—	—	0.12
Commercial Renewables Impairments	—	—	0.08	—	0.08
2017 QTD Adjusted Earnings Per Share, Diluted	$1.58	$0.03	$0.01	$(0.03)	$1.59
Change in share count(a)	(0.03)	—	—	—	(0.03)
Weather(b)	0.03	—	—	—	0.03
Volume	0.05	—	—	—	0.05
Pricing and Riders(c)	0.09	—	—	—	0.09
Wholesale	0.01	—	—	—	0.01
Operations and maintenance, net of recoverables(d)	(0.03)	(0.01)	—	—	(0.04)
Midstream Gas Pipelines	—	0.01	—	—	0.01
Duke Energy Renewables	—	—	0.03	—	0.03
Interest Expense and AFUDC	0.01	—	—	(0.01)	—
Other(e)	(0.14)	—	—	(0.02)	(0.16)
Change in effective income tax rate, including impacts of the Tax Act(f)	0.08	—	—	(0.01)	0.07
2018 QTD Adjusted Earnings Per Share, Diluted	$1.65	$0.03	$0.04	$(0.07)	$1.65
Costs to Achieve Piedmont Merger	—	—	—	(0.02)	(0.02)
Impairment Charges	—	—	(0.12)	—	(0.12)
Impacts of the Tax Act	(0.01)	—	—	0.01	—
2018 QTD Reported Earnings Per Share, Diluted	$1.64	$0.03	$(0.08)	$(0.08)	$1.51

Note: Earnings Per Share amounts are calculated using the prior year consolidated statutory income tax rate for all drivers except Commercial Renewables, which uses an effective rate.

(a) Due to share issuances associated with equity forward transactions and the Dividend Reinvestment Program (DRIP). Weighted average diluted shares outstanding increased from 700 million shares to 714 million.

(b) Weather-related amounts include estimated volume impacts of Hurricane Irma in 2017 (+$0.02) and Hurricane Florence in 2018 (-$0.01).
(c) Primarily due to rate increases as a result of the DEP and DEC North Carolina rate cases (+$0.05) and increased rider revenues (+$0.03).
(d) Electric Utilities and Infrastructure is primarily due to higher storm costs compared to the prior year (-$0.04), partially offset by a favorable settlement to refund certain transmission costs (+$0.03).

(e) Electric Utilities and Infrastructure is primarily due to higher depreciation and amortization (D&A) associated with the DEP and DEC rate cases (-$0.06), other increases in D&A (-$0.05) primarily due to a growing asset base, and an impairment charge related to the Edwardsport settlement at Duke Energy Indiana (-$0.03).

(f) Includes the net earnings impact of the Tax Act, including regulatory deferrals. Electric Utilities and Infrastructure also includes a benefit related to the return of North Carolina state excess deferred income taxes as a result of the DEP and DEC North Carolina rate cases (+$0.02). Other also includes tax optimization benefits in the current year (+$0.05), partially offset by prior year tax optimization benefits (-$0.03).

DUKE ENERGY CORPORATION
EARNINGS VARIANCES
September 2018 YTD vs. Prior Year

	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Discontinued Operations	Consolidated
($ per share)
2017 YTD Reported Earnings Per Share, Diluted	$3.41	$0.26	$—	$(0.30)	$(0.01)	$3.36
Costs to Achieve Piedmont Merger	—	—	—	0.06	—	0.06
Florida Settlement	0.12	—	—	—	—	0.12
Commercial Renewables Impairments	—	—	0.08	—	—	0.08
Discontinued Operations	—	—	—	—	0.01	0.01
2017 YTD Adjusted Earnings Per Share, Diluted	$3.53	$0.26	$0.08	$(0.24)	$—	$3.63
Change in share count(a)	(0.03)	—	—	—	—	(0.03)
Weather(b)	0.25	—	—	—	—	0.25
Volume	0.07	0.01	—	—	—	0.08
Pricing and Riders(c)	0.21	0.03	—	—	—	0.24
Wholesale(d)	0.05	—	—	—	—	0.05
Operations and maintenance, net of recoverables(e)	(0.01)	(0.02)	—	—	—	(0.03)
Duke Energy Renewables	—	—	0.04	—	—	0.04
Interest Expense and AFUDC	(0.02)	—	—	(0.05)	—	(0.07)
Other(f)	(0.37)	—	—	(0.02)	—	(0.39)
Change in effective income tax rate, including impacts of the Tax Act(g)	0.15	0.01	—	(0.06)	—	0.10
2018 YTD Adjusted Earnings Per Share, Diluted	$3.83	$0.29	$0.12	$(0.37)	$—	$3.87
Costs to Achieve Piedmont Merger	—	—	—	(0.06)	—	(0.06)
Regulatory and Legislative Impacts	(0.29)	—	—	—	—	(0.29)
Sale of Retired Plant	—	—	—	(0.12)	—	(0.12)
Impairment Charges	—	(0.06)	(0.13)	—	—	(0.19)
Impacts of the Tax Act	(0.01)	—	—	(0.09)	—	(0.10)
2018 YTD Reported Earnings Per Share, Diluted	$3.53	$0.23	$(0.01)	$(0.64)	$—	$3.11

Note: Earnings Per Share amounts are calculated using the prior year consolidated statutory income tax rate for all drivers except for Commercial Renewables, which uses an effective rate.
(a) Due to share issuances associated with equity forward transactions and the Dividend Reinvestment Program (DRIP). Weighted average diluted shares outstanding increased from 700 million shares to 706 million shares.

(b) Weather-related amounts include estimated volume impacts of Hurricane Irma in 2017 (+$0.02) and Hurricane Florence in 2018 (-$0.01).
(c) Electric Utilities and Infrastructure is primarily due to rate increases as a result of the DEP and DEC North Carolina rate cases (+$0.10) and increased rider revenues (+$0.10).
(d) Primarily due to the recovery of deferred coal ash costs from wholesale customers in the Carolinas, which is offset in depreciation (+$0.09), partially offset by charges related to the resolution of FERC accounting matters (-$0.04).

(e) Electric Utilities and Infrastructure is primarily due to higher storm costs compared to the prior year (-$0.05), partially offset by a favorable settlement to refund certain transmission costs (+$0.03).

(f) Electric Utilities and Infrastructure is primarily due to amortization of coal ash costs, which is offset in wholesale (-$0.09), higher D&A associated with the DEP and DEC rate cases (-$0.09), other increases in D&A (-$0.14) primarily due to a growing asset base, and an impairment charge related to the Edwardsport settlement at Duke Energy Indiana (-$0.03).

(g) Includes the net earnings impact of the Tax Act, including regulatory deferrals. Electric Utilities and Infrastructure also includes a benefit related to the return of North Carolina state excess deferred income taxes as a result of the DEC and DEP rate cases (+$0.04).

September 2018
QUARTERLY HIGHLIGHTS
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
(In millions, except per-share amounts and where noted)	2018	2017	2018	2017
Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.51	$1.36	$3.12	$3.37
Diluted	$1.51	$1.36	$3.11	$3.37
Loss from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$—	$—	$(0.01)
Diluted	$—	$—	$—	$(0.01)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.51	$1.36	$3.12	$3.36
Diluted	$1.51	$1.36	$3.11	$3.36
Weighted average shares outstanding
Basic	713	700	705	700
Diluted	714	700	706	700
INCOME (LOSS) BY BUSINESS SEGMENT
Electric Utilities and Infrastructure(a)	$1,167	$1,020	$2,492	$2,384
Gas Utilities and Infrastructure(b)	17	19	161	179
Commercial Renewables(c)	(62)	(49)	(4)	2
Total Reportable Segment Income	1,122	990	2,649	2,565
Other(d)(e)	(44)	(34)	(446)	(205)
Loss from Discontinued Operations	4	(2)	(1)	(4)
Net Income Attributable to Duke Energy Corporation	$1,082	$954	$2,202	$2,356
CAPITALIZATION
Total Common Equity (%)			43%	44%
Total Debt (%)			57%	56%

Total Debt			$56,853	$53,313
Book Value Per Share			$60.33	$59.49
Actual Shares Outstanding			713	700
CAPITAL AND INVESTMENT EXPENDITURES
Electric Utilities and Infrastructure	$2,079	$1,681	$5,822	$5,126
Gas Utilities and Infrastructure	358	271	767	877
Commercial Renewables	52	7	155	76
Other	59	35	200	132
Total Capital and Investment Expenditures	$2,548	$1,994	$6,944	$6,211

(a) Includes regulatory and legislative charges related to rate case orders, settlements or other actions of regulators or legislative bodies of $202 million (net of tax of $63 million) for the nine months ended September 30, 2018.

(b) Includes an other-than-temporary impairment of an investment in Constitution of $42 million (net of tax of $13 million) for the nine months ended September 30, 2018.
(c) Includes an impairment of the goodwill balance of $91 million (net of noncontrolling interests of $2 million) for the three and nine months ended September 30, 2018.
(d) Includes the loss associated with selling Beckjord, a non-regulated generating facility in Ohio that was retired in 2014, of $82 million (net of tax of $25 million) for the nine months ended September 30, 2018.

(e) Includes an Alternative Minimum Tax valuation allowance recognized related to the Tax Act of $76 million for the nine months ended September 30, 2018.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(In millions, except per-share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating Revenues
Regulated electric	$6,216	$6,091	$16,678	$16,122
Regulated natural gas	230	247	1,221	1,168
Nonregulated electric and other	182	144	507	476
Total operating revenues	6,628	6,482	18,406	17,766
Operating Expenses
Fuel used in electric generation and purchased power	1,931	1,863	5,181	4,853
Cost of natural gas	58	68	460	402
Operation, maintenance and other	1,584	1,476	4,592	4,385
Depreciation and amortization	1,039	900	2,979	2,594
Property and other taxes	323	313	954	924
Impairment charges	124	207	339	216
Total operating expenses	5,059	4,827	14,505	13,374
Gains (Losses) on Sales of Other Assets and Other, net	10	6	(87)	24
Operating Income	1,579	1,661	3,814	4,416
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	37	36	49	101
Other income and expenses, net	131	122	327	358
Total other income and expenses	168	158	376	459
Interest Expense	517	498	1,550	1,475
Income From Continuing Operations Before Income Taxes	1,230	1,321	2,640	3,400
Income Tax Expense From Continuing Operations	168	364	449	1,035
Income From Continuing Operations	1,062	957	2,191	2,365
Income (Loss) From Discontinued Operations, net of tax	4	(2)	(1)	(4)
Net Income	1,066	955	2,190	2,361
Less: Net (Loss) Income Attributable to Noncontrolling Interests	(16)	1	(12)	5
Net Income Attributable to Duke Energy Corporation	$1,082	$954	$2,202	$2,356

Earnings Per Share - Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common stockholders
Basic	$1.51	$1.36	$3.12	$3.37
Diluted	$1.51	$1.36	$3.11	$3.37
Loss from discontinued operations attributable to Duke Energy Corporation common stockholders
Basic	$—	$—	$—	$(0.01)
Diluted	$—	$—	$—	$(0.01)
Net income attributable to Duke Energy Corporation common stockholders
Basic	$1.51	$1.36	$3.12	$3.36
Diluted	$1.51	$1.36	$3.11	$3.36
Weighted average shares outstanding
Basic	713	700	705	700
Diluted	714	700	706	700
Note: Prior period amounts have been recast to reclassify the presentation of the non-service cost (benefit) components of net periodic costs from Operation, maintenance and other to Other income and expenses due to the adoption of new accounting guidance on January 1, 2018.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in millions)	September 30, 2018	December 31, 2017
ASSETS
Current Assets
Cash and cash equivalents	$303	$358
Receivables (net of allowance for doubtful accounts of $17 at 2018 and $14 at 2017)	682	779
Receivables of VIEs (net of allowance for doubtful accounts of $55 at 2018 and $54 at 2017)	2,397	1,995
Inventory	3,140	3,250
Regulatory assets (includes $52 at 2018 and $51 at 2017 related to VIEs)	1,906	1,437
Other	1,092	634
Total current assets	9,520	8,453
Property, Plant and Equipment
Cost	132,677	127,507
Accumulated depreciation and amortization	(43,200)	(41,537)
Generation facilities to be retired, net	388	421
Net property, plant and equipment	89,865	86,391
Other Noncurrent Assets
Goodwill	19,303	19,396
Regulatory assets (includes $1,055 at 2018 and $1,091 at 2017 related to VIEs)	12,616	12,442
Nuclear decommissioning trust funds	7,421	7,097
Investments in equity method unconsolidated affiliates	1,328	1,175
Other	3,112	2,960
Total other noncurrent assets	43,780	43,070
Total Assets	$143,165	$137,914
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable	$3,234	$3,043
Notes payable and commercial paper	2,891	2,163
Taxes accrued	674	551
Interest accrued	557	525
Current maturities of long-term debt (includes $228 at 2018 and $225 at 2017 related to VIEs)	3,455	3,244
Asset retirement obligations	902	689
Regulatory liabilities	506	402
Other	1,703	1,865
Total current liabilities	13,922	12,482
Long-Term Debt (includes $4,015 at 2018 and $4,306 at 2017 related to VIEs)	50,507	49,035
Other Noncurrent Liabilities
Deferred income taxes	7,765	6,621
Asset retirement obligations	9,354	9,486
Regulatory liabilities	15,587	15,330
Accrued pension and other post-retirement benefit costs	1,001	1,103
Investment tax credits	539	539
Other	1,477	1,581
Total other noncurrent liabilities	35,723	34,660
Commitments and Contingencies
Equity
Common stock, $0.001 par value, 2 billion shares authorized; 713 million shares outstanding at 2018 and 700 million shares outstanding at 2017	1	1
Additional paid-in capital	39,747	38,792
Retained earnings	3,313	3,013
Accumulated other comprehensive loss	(66)	(67)
Total Duke Energy Corporation stockholders' equity	42,995	41,739
Noncontrolling interests	18	(2)
Total equity	43,013	41,737
Total Liabilities and Equity	$143,165	$137,914

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
(In millions)

	Nine Months Ended September 30,
	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$2,190	$2,361
Adjustments to reconcile net income to net cash provided by operating activities	3,477	2,617
Net cash provided by operating activities	5,667	4,978

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(7,270)	(6,331)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	1,547	1,239

Net decrease in cash and cash equivalents	(56)	(114)
Cash, cash equivalents and restricted cash at beginning of period	505	541
Cash, cash equivalents and restricted cash at end of period	$449	$427

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2018
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,260	$—	$—	$—	$(44)	$6,216
Regulated natural gas	—	254	—	—	(24)	230
Nonregulated electric and other	—	2	127	34	19	182
Total operating revenues	6,260	256	127	34	(49)	6,628
Operating Expenses
Fuel used in electric generation and purchased power	1,935	—	—	14	(18)	1,931
Cost of natural gas	—	58	—	—	—	58
Operation, maintenance and other	1,431	101	85	(8)	(25)	1,584
Depreciation and amortization	897	61	40	43	(2)	1,039
Property and other taxes	289	24	6	5	(1)	323
Impairment charges	31	—	93	—	—	124
Total operating expenses	4,583	244	224	54	(46)	5,059
Gains on Sales of Other Assets and Other, net	8	—	—	3	(1)	10
Operating Income (Loss)	1,685	12	(97)	(17)	(4)	1,579
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	1	25	(2)	14	(1)	37
Other income and expenses, net	106	4	4	26	(9)	131
Total Other Income and Expenses	107	29	2	40	(10)	168
Interest Expense	322	25	21	163	(14)	517
Income (Loss) from Continuing Operations Before Income Taxes	1,470	16	(116)	(140)	—	1,230
Income Tax Expense (Benefit) from Continuing Operations	303	(1)	(37)	(98)	1	168
Income (Loss) from Continuing Operations	1,167	17	(79)	(42)	(1)	1,062
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(17)	2	(1)	(16)
Segment Income / Other Net Loss	$1,167	$17	$(62)	$(44)	$—	$1,078
Income from Discontinued Operations, net of tax						4
Net Income Attributable to Duke Energy Corporation						$1,082

Segment Income / Other Net Loss	$1,167	$17	$(62)	$(44)	$—	$1,078
Special Items	8	1	88	4	—	101
Adjusted Earnings(a)	$1,175	$18	$26	$(40)	$—	$1,179

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2018
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$16,806	$—	$—	$—	$(128)	$16,678
Regulated natural gas	—	1,294	—	—	(73)	1,221
Nonregulated electric and other	—	7	347	101	52	507
Total operating revenues	16,806	1,301	347	101	(149)	18,406
Operating Expenses
Fuel used in electric generation and purchased power	5,202	—	—	43	(64)	5,181
Cost of natural gas	—	460	—	—	—	460
Operation, maintenance and other	4,151	312	209	(2)	(78)	4,592
Depreciation and amortization	2,570	182	116	113	(2)	2,979
Property and other taxes	842	81	19	13	(1)	954
Impairment charges	246	—	93	—	—	339
Total operating expenses	13,011	1,035	437	167	(145)	14,505
Gains (Losses) on Sales of Other Assets and Other, net	9	—	—	(96)	—	(87)
Operating Income (Loss)	3,804	266	(90)	(162)	(4)	3,814
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	5	2	—	43	(1)	49
Other income and expenses, net	281	14	22	38	(28)	327
Total Other Income and Expenses	286	16	22	81	(29)	376
Interest Expense	955	78	66	484	(33)	1,550
Income (Loss) from Continuing Operations Before Income Taxes	3,135	204	(134)	(565)	—	2,640
Income Tax Expense (Benefit) from Continuing Operations	643	43	(112)	(125)	—	449
Income (Loss) from Continuing Operations	2,492	161	(22)	(440)	—	2,191
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(18)	6	—	(12)
Segment Income / Other Net Loss	$2,492	$161	$(4)	$(446)	$—	$2,203
Loss from Discontinued Operations, net of tax						(1)
Net Income Attributable to Duke Energy Corporation						$2,202

Segment Income / Other Net Loss	$2,492	$161	$(4)	$(446)	$—	$2,203
Special Items	210	43	88	190	—	531
Adjusted Earnings(a)	$2,702	$204	$84	$(256)	$—	$2,734

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30, 2017
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$6,129	$—	$—	$—	$(38)	$6,091
Regulated natural gas	—	271	—	—	(24)	247
Nonregulated electric and other	—	1	95	35	13	144
Total operating revenues	6,129	272	95	35	(49)	6,482
Operating Expenses
Fuel used in electric generation and purchased power	1,872	—	—	13	(22)	1,863
Cost of natural gas	—	68	—	—	—	68
Operation, maintenance and other	1,332	94	55	20	(25)	1,476
Depreciation and amortization	777	57	39	27	—	900
Property and other taxes	277	25	9	3	(1)	313
Impairment charges	132	—	76	—	(1)	207
Total operating expenses	4,390	244	179	63	(49)	4,827
Gains on Sales of Other Assets and Other, net	—	—	1	4	1	6
Operating Income (Loss)	1,739	28	(83)	(24)	1	1,661
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	2	21	(3)	16	—	36
Other income and expenses, net	100	2	(8)	34	(6)	122
Total Other Income and Expenses	102	23	(11)	50	(6)	158
Interest Expense	305	26	22	150	(5)	498
Income (Loss) from Continuing Operations Before Income Taxes	1,536	25	(116)	(124)	—	1,321
Income Tax Expense (Benefit) from Continuing Operations	516	6	(65)	(93)	—	364
Income (Loss) from Continuing Operations	1,020	19	(51)	(31)	—	957
Less: Net Income Attributable to Noncontrolling Interest	—	—	(2)	3	—	1
Segment Income / Other Net Loss	$1,020	$19	$(49)	$(34)	$—	$956
Loss from Discontinued Operations, net of tax						(2)
Net Income Attributable to Duke Energy Corporation						$954

Segment Income / Other Net Loss	$1,020	$19	$(49)	$(34)	$—	$956
Special Items	84	—	56	14	—	154
Adjusted Earnings(a)	$1,104	$19	$7	$(20)	$—	$1,110
Note: Prior period amounts have been recast to reclassify the presentation of the non-service cost (benefit) components of net periodic costs from Operation, maintenance and other to Other income and expenses due to the adoption of new accounting guidance on January 1, 2018.

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING STATEMENTS OF OPERATIONS
(Unaudited)

	Nine Months Ended September 30, 2017
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/Adjustments	Duke Energy
Operating Revenues
Regulated electric	$16,234	$—	$—	$—	$(112)	$16,122
Regulated natural gas	—	1,237	—	—	(69)	1,168
Nonregulated electric and other	—	6	333	103	34	476
Total operating revenues	16,234	1,243	333	103	(147)	17,766
Operating Expenses
Fuel used in electric generation and purchased power	4,875	—	—	42	(64)	4,853
Cost of natural gas	—	402	—	—	—	402
Operation, maintenance and other	3,935	293	191	47	(81)	4,385
Depreciation and amortization	2,228	171	116	79	—	2,594
Property and other taxes	808	81	26	10	(1)	924
Impairment charges	134	—	76	7	(1)	216
Total operating expenses	11,980	947	409	185	(147)	13,374
Gains on Sales of Other Assets and Other, net	4	—	5	15	—	24
Operating Income (Loss)	4,258	296	(71)	(67)	—	4,416
Other Income and Expenses
Equity in earnings (losses) of unconsolidated affiliates	3	57	(5)	46	—	101
Other income and expenses, net	321	5	(7)	54	(15)	358
Total Other Income and Expenses	324	62	(12)	100	(15)	459
Interest Expense	925	78	64	423	(15)	1,475
Income (Loss) from Continuing Operations Before Income Taxes	3,657	280	(147)	(390)	—	3,400
Income Tax Expense (Benefit) from Continuing Operations	1,273	101	(146)	(193)	—	1,035
Income (Loss) from Continuing Operations	2,384	179	(1)	(197)	—	2,365
Less: Net (Loss) Income Attributable to Noncontrolling Interest	—	—	(3)	8	—	5
Segment Income / Other Net Loss	$2,384	$179	$2	$(205)	$—	$2,360
Loss from Discontinued Operations, net of tax						(4)
Net Income Attributable to Duke Energy Corporation						$2,356

Segment Income / Other Net Loss	$2,384	$179	$2	$(205)	$—	$2,360
Special Items	84	—	56	43	—	183
Adjusted Earnings(a)	$2,468	$179	$58	$(162)	$—	$2,543
Note: Prior period amounts have been recast to reclassify the presentation of the non-service cost (benefit) components of net periodic costs from Operation, maintenance and other to Other income and expenses due to the adoption of new accounting guidance on January 1, 2018.

(a)	See Reported To Adjusted Earnings Reconciliation above for a detailed reconciliation of Segment Income / Other Net Loss to Adjusted Earnings.

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS - ASSETS
(Unaudited)

	September 30, 2018
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Assets
Cash and cash equivalents	$87	$8	$27	$181	$—	$303
Receivables, net	519	68	59	35	1	682
Receivables of variable interest entities, net	2,397	—	—	—	—	2,397
Receivables from affiliated companies	31	13	1,302	406	(1,752)	—
Notes receivable from affiliated companies	106	11	—	905	(1,022)	—
Inventory	2,976	93	47	24	—	3,140
Regulatory assets	1,761	39	—	105	1	1,906
Other	251	48	145	669	(21)	1,092
Total current assets	8,128	280	1,580	2,325	(2,793)	9,520
Property, Plant and Equipment
Cost	115,908	10,269	4,446	2,096	(42)	132,677
Accumulated depreciation and amortization	(38,932)	(2,320)	(809)	(1,140)	1	(43,200)
Generation facilities to be retired, net	388	—	—	—	—	388
Net property, plant and equipment	77,364	7,949	3,637	956	(41)	89,865
Other Noncurrent Assets
Goodwill	17,379	1,924	—	—	—	19,303
Regulatory assets	11,515	640	—	461	—	12,616
Nuclear decommissioning trust funds	7,421	—	—	—	—	7,421
Investments in equity method unconsolidated affiliates	96	910	201	122	(1)	1,328
Investment in consolidated subsidiaries	215	27	6	58,451	(58,699)	—
Other	2,177	85	96	1,400	(646)	3,112
Total other noncurrent assets	38,803	3,586	303	60,434	(59,346)	43,780
Total Assets	124,295	11,815	5,520	63,715	(62,180)	143,165
Segment reclassifications, intercompany balances and other	(448)	(9)	(1,308)	(60,600)	62,365	—
Segment Assets	$123,847	$11,806	$4,212	$3,115	$185	$143,165

DUKE ENERGY CORPORATION
CONDENSED CONSOLIDATING BALANCE SHEETS - LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2018
(in millions)	Electric Utilities and Infrastructure	Gas Utilities and Infrastructure	Commercial Renewables	Other	Eliminations/ Adjustments	Duke Energy
Current Liabilities
Accounts payable	$2,565	$172	$49	$447	$1	$3,234
Accounts payable to affiliated companies	485	45	9	1,184	(1,723)	—
Notes payable to affiliated companies	860	88	—	89	(1,037)	—
Notes payable and commercial paper	—	—	15	2,876	—	2,891
Taxes accrued	716	16	(105)	47	—	674
Interest accrued	393	35	—	129	—	557
Current maturities of long-term debt	1,981	350	175	950	(1)	3,455
Asset retirement obligations	902	—	—	—	—	902
Regulatory liabilities	453	50	—	3	—	506
Other	1,257	55	63	361	(33)	1,703
Total current liabilities	9,612	811	206	6,086	(2,793)	13,922
Long-Term Debt	30,440	2,435	1,604	16,069	(41)	50,507
Long-Term Debt Payable to Affiliated Companies	618	7	24	—	(649)	—
Other Noncurrent Liabilities
Deferred income taxes	9,308	880	(256)	(2,167)	—	7,765
Asset retirement obligations	9,205	52	97	—	—	9,354
Regulatory liabilities	14,006	1,561	—	20	—	15,587
Accrued pension and other post-retirement benefit costs	664	18	—	319	—	1,001
Investment tax credits	536	3	—	—	—	539
Other	680	239	242	316	—	1,477
Total other noncurrent liabilities	34,399	2,753	83	(1,512)	—	35,723
Equity
Total Duke Energy Corporation stockholders' equity	49,226	5,809	3,588	43,069	(58,697)	42,995
Noncontrolling interests	—	—	15	3	—	18
Total equity	49,226	5,809	3,603	43,072	(58,697)	43,013
Total Liabilities and Equity	124,295	11,815	5,520	63,715	(62,180)	143,165
Segment reclassifications, intercompany balances and other	(448)	(9)	(1,308)	(60,600)	62,365	—
Segment Liabilities and Equity	$123,847	$11,806	$4,212	$3,115	$185	$143,165

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$2,090	$1,582	$1,462	$373	$819	$(66)	$6,260
Operating Expenses
Fuel used in electric generation and purchased power	490	535	614	99	272	(75)	1,935
Operation, maintenance and other	508	427	243	53	194	6	1,431
Depreciation and amortization	305	253	166	44	130	(1)	897
Property and other taxes	67	40	105	61	16	—	289
Impairment charges	1	—	1	—	30	(1)	31
Total operating expenses	1,371	1,255	1,129	257	642	(71)	4,583
Gains on Sales of Other Assets and Other, net	—	7	—	—	—	1	8
Operating Income	719	334	333	116	177	6	1,685
Other Income and Expenses, net(b)	34	24	28	2	23	(4)	107
Interest Expense	106	82	73	16	42	3	322
Income Before Income Taxes	647	276	288	102	158	(1)	1,470
Income Tax Expense	149	58	44	17	37	(2)	303
Segment Income	$498	$218	$244	$85	$121	$1	$1,167

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $18 million for Duke Energy Carolinas, $15 million for Duke Energy Progress, $14 million for Duke Energy Florida, $2 million for Duke Energy Ohio and $21 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Other	Electric Utilities and Infrastructure
Operating Revenues	$5,525	$4,333	$3,780	$1,055	$2,288	$(175)	$16,806
Operating Expenses
Fuel used in electric generation and purchased power	1,370	1,452	1,567	284	730	(201)	5,202
Operation, maintenance and other	1,443	1,174	711	237	570	16	4,151
Depreciation and amortization	866	723	460	133	386	2	2,570
Property and other taxes	214	115	284	173	56	—	842
Impairment charges	191	33	1	—	30	(9)	246
Total operating expenses	4,084	3,497	3,023	827	1,772	(192)	13,011
(Losses) Gains on Sales of Other Assets and Other, net	(1)	9	—	—	—	1	9
Operating Income	1,440	845	757	228	516	18	3,804
Other Income and Expenses, net(b)	108	61	75	13	36	(7)	286
Interest Expense	323	241	210	49	125	7	955
Income Before Income Taxes	1,225	665	622	192	427	4	3,135
Income Tax Expense	275	124	102	35	106	1	643
Segment Income	$950	$541	$520	$157	$321	$3	$2,492

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)
Includes an equity component of allowance for funds used during construction of $57 million for Duke Energy Carolinas, $41 million for Duke Energy Progress, $40 million for Duke Energy Florida, $8 million for Duke Energy Ohio and $28 million for Duke Energy Indiana.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS - ASSETS
(Unaudited)

	September 30, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$27	$17	$20	$6	$17	$—	$87
Receivables, net	203	34	95	127	56	4	519
Receivables of variable interest entities, net	795	635	463	—	—	504	2,397
Receivables from affiliated companies	158	6	20	49	98	(300)	31
Notes receivable from affiliated companies	—	52	393	—	—	(339)	106
Inventory	976	956	517	93	434	—	2,976
Regulatory assets	435	677	445	14	190	—	1,761
Other	48	108	27	4	64	—	251
Total current assets	2,642	2,485	1,980	293	859	(131)	8,128
Property, Plant and Equipment
Cost	44,086	31,091	18,722	6,162	15,298	549	115,908
Accumulated depreciation and amortization	(15,536)	(11,484)	(5,161)	(1,916)	(4,831)	(4)	(38,932)
Generation facilities to be retired, net	—	388	—	—	—	—	388
Net property, plant and equipment	28,550	19,995	13,561	4,246	10,467	545	77,364
Other Noncurrent Assets
Goodwill	—	—	—	596	—	16,783	17,379
Regulatory assets	3,188	3,822	2,165	293	950	1,097	11,515
Nuclear decommissioning trust funds	3,943	2,744	734	—	—	—	7,421
Investments in equity method unconsolidated affiliates	—	—	—	—	—	96	96
Investment in consolidated subsidiaries	31	8	2	173	1	—	215
Other	1,009	652	314	56	234	(88)	2,177
Total other noncurrent assets	8,171	7,226	3,215	1,118	1,185	17,888	38,803
Total Assets	39,363	29,706	18,756	5,657	12,511	18,302	124,295
Segment reclassifications, intercompany balances and other	(282)	(138)	(384)	(173)	(73)	602	(448)
Reportable Segment Assets	$39,081	$29,568	$18,372	$5,484	$12,438	$18,904	$123,847

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances, purchase accounting adjustments and restricted receivables related to Cinergy Receivables Company.

ELECTRIC UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS - LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2018
(in millions)	Duke Energy Carolinas	Duke Energy Progress	Duke Energy Florida	Duke Energy Ohio(a)	Duke Energy Indiana	Eliminations/ Adjustments(b)	Electric Utilities and Infrastructure
Current Liabilities
Accounts payable	$888	$808	$492	$197	$177	$3	$2,565
Accounts payable to affiliated companies	142	252	83	14	72	(78)	485
Notes payable to affiliated companies	804	—	—	180	201	(325)	860
Taxes accrued	189	92	233	153	45	4	716
Interest accrued	141	100	74	23	54	1	393
Current maturities of long-term debt	506	603	269	451	62	90	1,981
Asset retirement obligations	292	471	4	7	128	—	902
Regulatory liabilities	144	162	84	38	25	—	453
Other	419	352	315	63	109	(1)	1,257
Total current liabilities	3,525	2,840	1,554	1,126	873	(306)	9,612
Long-Term Debt	9,589	7,401	7,102	1,103	3,571	1,674	30,440
Long-Term Debt Payable to Affiliated Companies	300	150	—	18	150	—	618
Other Noncurrent Liabilities
Deferred income taxes	3,663	2,079	2,013	552	989	12	9,308
Asset retirement obligations	3,420	4,371	589	54	616	155	9,205
Regulatory liabilities	6,480	4,128	1,146	490	1,761	1	14,006
Accrued pension and other post-retirement benefit costs	97	240	241	69	110	(93)	664
Investment tax credits	233	143	10	4	147	(1)	536
Other	508	48	45	69	31	(21)	680
Total other noncurrent liabilities	14,401	11,009	4,044	1,238	3,654	53	34,399
Equity	11,548	8,306	6,056	2,172	4,263	16,881	49,226
Total Liabilities and Equity	39,363	29,706	18,756	5,657	12,511	18,302	124,295
Segment reclassifications, intercompany balances and other	(282)	(138)	(384)	(173)	(73)	602	(448)
Reportable Segment Liabilities and Equity	$39,081	$29,568	$18,372	$5,484	$12,438	$18,904	$123,847

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Three Months Ended September 30, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$84	$172	$—	$—	$256
Operating Expenses
Cost of natural gas	4	54	—	—	58
Operation, maintenance and other	28	73	—	—	101
Depreciation and amortization	20	40	1	—	61
Property and other taxes	12	12	—	—	24
Total operating expenses	64	179	1	—	244
Operating Income (Loss)	20	(7)	(1)	—	12
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	25	—	25
Other income and expenses, net	1	3	—	—	4
Total other income and expenses	1	3	25	—	29
Interest Expense	6	19	—	—	25
Income (Loss) Before Income Taxes	15	(23)	24	—	16
Income Tax Expense (Benefit)	3	(10)	6	—	(1)
Segment Income	$12	$(13)	$18	$—	$17

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING SEGMENT INCOME
(Unaudited)

	Nine Months Ended September 30, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage(b)	Eliminations/ Adjustments	Gas Utilities and Infrastructure
Operating Revenues	$361	$940	$—	$—	$1,301
Operating Expenses
Cost of natural gas	73	387	—	—	460
Operation, maintenance and other	86	223	3	—	312
Depreciation and amortization	63	118	1	—	182
Property and other taxes	45	36	—	—	81
Total operating expenses	267	764	4	—	1,035
Operating Income (Loss)	94	176	(4)	—	266
Other Income and Expenses
Equity in earnings of unconsolidated affiliates	—	—	2	—	2
Other income and expenses, net	5	9	—	—	14
Total other income and expenses	5	9	2	—	16
Interest Expense	18	60	—	—	78
Income (Loss) Before Income Taxes	81	125	(2)	—	204
Income Tax Expense (Benefit)	17	26	—	—	43
Segment Income	$64	$99	$(2)	$—	$161

(a)	Includes results of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes earnings from investments in ACP, Sabal Trail, Constitution and Cardinal pipelines, as well as Hardy and Pine Needle storage facilities.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS - ASSETS
(Unaudited)

	September 30, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Assets
Cash and cash equivalents	$2	$6	$—	$—	$8
Receivables, net	(15)	83	—	—	68
Receivables from affiliated companies	15	70	—	(72)	13
Notes receivable from affiliated companies	—	11	—	—	11
Inventory	42	51	—	—	93
Regulatory assets	2	38	—	(1)	39
Other	1	48	—	(1)	48
Total current assets	47	307	—	(74)	280
Property, Plant and Equipment
Cost	3,013	7,255	—	1	10,269
Accumulated depreciation and amortization	(766)	(1,553)	—	(1)	(2,320)
Net property, plant and equipment	2,247	5,702	—	—	7,949
Other Noncurrent Assets
Goodwill	324	49	—	1,551	1,924
Regulatory assets	159	305	—	176	640
Investments in equity method unconsolidated affiliates	—	—	909	1	910
Investment in consolidated subsidiaries	—	—	—	27	27
Other	2	65	18	—	85
Total other noncurrent assets	485	419	927	1,755	3,586
Total Assets	2,779	6,428	927	1,681	11,815
Segment reclassifications, intercompany balances and other	(4)	(23)	(31)	49	(9)
Reportable Segment Assets	$2,775	$6,405	$896	$1,730	$11,806

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

GAS UTILITIES AND INFRASTRUCTURE
CONDENSED CONSOLIDATING BALANCE SHEETS - LIABILITIES AND EQUITY
(Unaudited)

	September 30, 2018
(in millions)	Duke Energy Ohio(a)	Piedmont Natural Gas LDC	Midstream Pipelines and Storage	Eliminations/ Adjustments(b)	Gas Utilities and Infrastructure
Current Liabilities
Accounts payable	$42	$131	$—	$(1)	$172
Accounts payable to affiliated companies	—	32	85	(72)	45
Notes payable to affiliated companies	88	—	—	—	88
Taxes accrued	(6)	44	(22)	—	16
Interest accrued	10	25	—	—	35
Current maturities of long-term debt	—	350	—	—	350
Regulatory liabilities	19	31	—	—	50
Other	5	50	—	—	55
Total current liabilities	158	663	63	(73)	811
Long-Term Debt	486	1,788	—	161	2,435
Long-Term Debt Payable to Affiliated Companies	7	—	—	—	7
Other Noncurrent Liabilities
Deferred income taxes	255	572	54	(1)	880
Asset retirement obligations	36	15	—	1	52
Regulatory liabilities	375	1,171	—	15	1,561
Accrued pension and other post-retirement benefit costs	15	3	—	—	18
Investment tax credits	2	1	—	—	3
Other	46	181	13	(1)	239
Total other noncurrent liabilities	729	1,943	67	14	2,753
Equity	1,399	2,034	797	1,579	5,809
Total Liabilities and Equity	2,779	6,428	927	1,681	11,815
Segment reclassifications, intercompany balances and other	(4)	(23)	(31)	49	(9)
Reportable Segment Liabilities and Equity	$2,775	$6,405	$896	$1,730	$11,806

(a)	Includes balances of the wholly owned subsidiary, Duke Energy Kentucky.

(b)	Includes the elimination of intercompany balances and purchase accounting adjustments.

Electric Utilities and Infrastructure
Quarterly Highlights
September 2018

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	25,149	23,851	5.4%	1.8%	68,049	61,977	9.8%	1.8%
General Service	22,709	21,719	4.6%	2.9%	60,175	58,042	3.7%	1.5%
Industrial	14,264	13,625	4.7%	1.8%	39,438	39,026	1.1%	(0.9%)
Other Energy Sales	141	141	—%		422	426	(0.9%)
Unbilled Sales	(939)	(531)	(76.8%)	n/a	(1,174)	(69)	(1,601.4%)	n/a
Total Retail Sales	61,324	58,805	4.3%	2.2%	166,910	159,402	4.7%	1.0%
Wholesale and Other	12,361	11,756	5.1%		33,224	31,567	5.2%
Total Consolidated Electric Sales - Electric Utilities and Infrastructure	73,685	70,561	4.4%		200,134	190,969	4.8%

Average Number of Customers (Electric)
Residential	6,639,883	6,543,072	1.5%		6,620,991	6,525,912	1.5%
General Service	984,937	975,354	1.0%		982,263	972,124	1.0%
Industrial	17,493	17,724	(1.3%)		17,541	17,734	(1.1%)
Other Energy Sales	25,328	23,362	8.4%		24,109	23,285	3.5%
Total Retail Customers	7,667,641	7,559,512	1.4%		7,644,904	7,539,055	1.4%
Wholesale and Other	53	57	(7.0%)		55	56	(1.8%)
Total Average Number of Customers - Electric Utilities and Infrastructure	7,667,694	7,559,569	1.4%		7,644,959	7,539,111	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	18,597	21,936	(15.2%)		51,793	57,132	(9.3%)
Nuclear	18,576	19,328	(3.9%)		54,676	55,227	(1.0%)
Hydro	523	185	182.7%		2,259	1,014	122.8%
Oil and Natural Gas	21,621	17,711	22.1%		55,635	46,306	20.1%
Renewable Energy	120	126	(4.8%)		364	329	10.6%
Total Generation (4)	59,437	59,286	0.3%		164,727	160,008	2.9%
Purchased Power and Net Interchange (5)	18,097	15,020	20.5%		46,778	40,734	14.8%
Total Sources of Energy	77,534	74,306	4.3%		211,505	200,742	5.4%
Less: Line Loss and Other	3,849	3,745	2.8%		11,371	9,773	16.4%
Total GWh Sources	73,685	70,561	4.4%		200,134	190,969	4.8%

Owned MW Capacity (3)
Summer					49,911	49,423
Winter					53,453	53,119
Nuclear Capacity Factor (%) (6)					94	95

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Carolinas
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2018

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	8,512	7,867	8.2%		23,120	20,579	12.3%
General Service	8,820	8,110	8.8%		22,959	21,642	6.1%
Industrial	6,319	5,829	8.4%		16,822	16,463	2.2%
Other Energy Sales	76	75	1.3%		226	226	—%
Unbilled Sales	(1,055)	(337)	(213.1%)		(1,152)	(369)	(212.2%)
Total Retail Sales	22,672	21,544	5.2%	2.9%	61,975	58,541	5.9%	1.8%
Wholesale and Other	2,935	2,591	13.3%		8,531	7,618	12.0%
Total Consolidated Electric Sales - Duke Energy Carolinas	25,607	24,135	6.1%		70,506	66,159	6.6%

Average Number of Customers
Residential	2,216,713	2,185,984	1.4%		2,209,530	2,177,335	1.5%
General Service	358,451	354,801	1.0%		357,378	353,281	1.2%
Industrial	6,148	6,237	(1.4%)		6,178	6,243	(1.0%)
Other Energy Sales	17,350	15,407	12.6%		16,122	15,356	5.0%
Total Retail Customers	2,598,662	2,562,429	1.4%		2,589,208	2,552,215	1.4%
Wholesale and Other	21	26	(19.2%)		23	25	(8.0%)
Total Average Number of Customers - Duke Energy Carolinas	2,598,683	2,562,455	1.4%		2,589,231	2,552,240	1.4%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,436	8,240	(21.9%)		18,715	20,732	(9.7%)
Nuclear	11,347	11,495	(1.3%)		34,068	33,558	1.5%
Hydro	337	38	786.8%		1,576	475	231.8%
Oil and Natural Gas	4,970	3,011	65.1%		12,173	8,071	50.8%
Renewable Energy	44	46	(4.3%)		129	96	34.4%
Total Generation (4)	23,134	22,830	1.3%		66,661	62,932	5.9%
Purchased Power and Net Interchange (5)	3,645	2,756	32.3%		7,479	7,055	6.0%
Total Sources of Energy	26,779	25,586	4.7%		74,140	69,987	5.9%
Less: Line Loss and Other	1,172	1,451	(19.2%)		3,634	3,828	(5.1%)
Total GWh Sources	25,607	24,135	6.1%		70,506	66,159	6.6%

Owned MW Capacity (3)
Summer					20,178	19,568
Winter					21,114	20,425
Nuclear Capacity Factor (%) (6)					97	96

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	11	(100.0%)		1,929	1,433	34.6%
Cooling Degree Days	1,136	1,012	12.3%		1,784	1,546	15.4%

Variance from Normal
Heating Degree Days	(100.0%)	(29.9%)	n/a		(2.6%)	(27.8%)	n/a
Cooling Degree Days	14.5%	2.9%	n/a		19.8%	4.3%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Progress
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2018

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	5,174	5,015	3.2%		14,706	13,353	10.1%
General Service	4,502	4,489	0.3%		12,005	11,761	2.1%
Industrial	2,813	2,741	2.6%		7,890	7,832	0.7%
Other Energy Sales	19	20	(5.0%)		58	61	(4.9%)
Unbilled Sales	(40)	(237)	83.1%		(312)	(289)	(8.0%)
Total Retail Sales	12,468	12,028	3.7%	4.0%	34,347	32,718	5.0%	1.9%
Wholesale and Other	7,157	6,799	5.3%		18,400	17,308	6.3%
Total Consolidated Electric Sales - Duke Energy Progress	19,625	18,827	4.2%		52,747	50,026	5.4%

Average Number of Customers
Residential	1,334,169	1,312,250	1.7%		1,328,486	1,307,350	1.6%
General Service	235,480	232,657	1.2%		234,497	231,592	1.3%
Industrial	4,072	4,123	(1.2%)		4,062	4,128	(1.6%)
Other Energy Sales	1,420	1,454	(2.3%)		1,438	1,457	(1.3%)
Total Retail Customers	1,575,141	1,550,484	1.6%		1,568,483	1,544,527	1.6%
Wholesale and Other	14	14	—%		14	14	—%
Total Average Number of Customers - Duke Energy Progress	1,575,155	1,550,498	1.6%		1,568,497	1,544,541	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,434	3,571	(31.8%)		6,760	6,808	(0.7%)
Nuclear	7,229	7,833	(7.7%)		20,608	21,669	(4.9%)
Hydro	145	77	88.3%		590	378	56.1%
Oil and Natural Gas	6,956	5,936	17.2%		18,182	16,648	9.2%
Renewable Energy	63	72	(12.5%)		191	206	(7.3%)
Total Generation (4)	16,827	17,489	(3.8%)		46,331	45,709	1.4%
Purchased Power and Net Interchange (5)	3,501	2,035	72.0%		8,470	6,021	40.7%
Total Sources of Energy	20,328	19,524	4.1%		54,801	51,730	5.9%
Less: Line Loss and Other	703	697	0.9%		2,054	1,704	20.5%
Total GWh Sources	19,625	18,827	4.2%		52,747	50,026	5.4%

Owned MW Capacity (3)
Summer					12,747	12,809
Winter					13,913	14,011
Nuclear Capacity Factor (%) (6)					89	93

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	2	(100.0%)		1,805	1,288	40.1%
Cooling Degree Days	1,217	1,124	8.3%		1,936	1,781	8.7%

Variance from Normal
Heating Degree Days	(100.0%)	(80.1%)	n/a		(0.5%)	(29.0%)	n/a
Cooling Degree Days	15.6%	6.7%	n/a		21.2%	11.5%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

(6) Statistics reflect 100% of jointly owned stations.

Duke Energy Florida
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2018

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	6,296	6,318	(0.3%)		15,487	15,086	2.7%
General Service	4,331	4,290	1.0%		11,470	11,347	1.1%
Industrial	813	806	0.9%		2,352	2,348	0.2%
Other Energy Sales	6	6	—%		18	18	—%
Unbilled Sales	227	(52)	536.5%		615	601	2.3%
Total Retail Sales	11,673	11,368	2.7%	1.2%	29,942	29,400	1.8%	(0.1%)
Wholesale and Other	702	764	(8.1%)		1,856	1,777	4.4%
Total Electric Sales - Duke Energy Florida	12,375	12,132	2.0%		31,798	31,177	2.0%

Average Number of Customers
Residential	1,601,488	1,574,801	1.7%		1,594,979	1,569,565	1.6%
General Service	201,187	198,983	1.1%		200,684	198,236	1.2%
Industrial	2,070	2,139	(3.2%)		2,087	2,147	(2.8%)
Other Energy Sales	1,506	1,514	(0.5%)		1,511	1,518	(0.5%)
Total Retail Customers	1,806,251	1,777,437	1.6%		1,799,261	1,771,466	1.6%
Wholesale and Other	12	11	9.1%		12	11	9.1%
Total Average Number of Customers - Duke Energy Florida	1,806,263	1,777,448	1.6%		1,799,273	1,771,477	1.6%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	2,441	2,513	(2.9%)		6,439	7,465	(13.7%)
Oil and Natural Gas	8,647	8,295	4.2%		21,976	20,307	8.2%
Renewable Energy	4	2	n/a		21	10	n/a
Total Generation (4)	11,092	10,810	2.6%		28,436	27,782	2.4%
Purchased Power and Net Interchange (5)	2,106	2,054	2.5%		5,385	5,103	5.5%
Total Sources of Energy	13,198	12,864	2.6%		33,821	32,885	2.8%
Less: Line Loss and Other	823	732	12.4%		2,023	1,708	18.4%
Total GWh Sources	12,375	12,132	2.0%		31,798	31,177	2.0%

Owned MW Capacity (3)
Summer					9,304	9,225
Winter					10,255	10,332

Heating and Cooling Degree Days
Actual
Heating Degree Days	—	—	—%		385	177	117.5%
Cooling Degree Days	1,517	1,552	(2.3%)		2,833	2,904	(2.4%)

Variance from Normal
Heating Degree Days	—%	—%	n/a		(1.3%)	(54.8%)	n/a
Cooling Degree Days	2.1%	4.8%	n/a		4.5%	7.7%	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Ohio
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2018

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,648	2,375	11.5%		7,263	6,405	13.4%
General Service	2,683	2,565	4.6%		7,343	7,089	3.6%
Industrial	1,521	1,517	0.3%		4,379	4,422	(1.0%)
Other Energy Sales	27	27	—%		81	82	(1.2%)
Unbilled Sales	(43)	37	(216.2%)		(161)	(32)	(403.1%)
Total Retail Sales	6,836	6,521	4.8%	(0.4%)	18,905	17,966	5.2%	(0.7%)
Wholesale and Other	128	151	(15.2%)		278	666	(58.3%)
Total Electric Sales - Duke Energy Ohio	6,964	6,672	4.4%		19,183	18,632	3.0%

Average Number of Customers
Residential	764,487	758,450	0.8%		765,550	758,793	0.9%
General Service	88,182	87,727	0.5%		88,219	87,884	0.4%
Industrial	2,483	2,498	(0.6%)		2,492	2,501	(0.4%)
Other Energy Sales	3,340	3,312	0.8%		3,334	3,297	1.1%
Total Retail Customers	858,492	851,987	0.8%		859,595	852,475	0.8%
Wholesale and Other	1	1	—%		1	1	—%
Total Average Number of Customers - Duke Energy Ohio	858,493	851,988	0.8%		859,596	852,476	0.8%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	991	1,003	(1.2%)		1,810	3,229	(43.9%)
Oil and Natural Gas	44	6	633.3%		113	13	769.2%
Total Generation (4)	1,035	1,009	2.6%		1,923	3,242	(40.7%)
Purchased Power and Net Interchange (5)	6,584	6,276	4.9%		19,468	17,188	13.3%
Total Sources of Energy	7,619	7,285	4.6%		21,391	20,430	4.7%
Less: Line Loss and Other	655	613	6.9%		2,208	1,798	22.8%
Total GWh Sources	6,964	6,672	4.4%		19,183	18,632	3.0%

Owned MW Capacity (3)
Summer					1,076	1,080
Winter					1,164	1,168

Heating and Cooling Degree Days
Actual
Heating Degree Days	29	46	(37.0%)		3,095	2,403	28.8%
Cooling Degree Days	910	700	30.0%		1,453	1,033	40.7%

Variance from Normal
Heating Degree Days	(48.0%)	(19.4%)	n/a		0.5%	(22.1%)	n/a
Cooling Degree Days	20.4%	(6.6%)	n/a		33.6%	(4.4%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Duke Energy Indiana
Quarterly Highlights
Supplemental Electric Utilities and Infrastructure Information
September 2018

	Three Months Ended September 30,				Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)	2018	2017	% Inc.(Dec.)	% Inc.(Dec.) Weather Normal (2)
GWh Sales (1)
Residential	2,519	2,276	10.7%		7,473	6,554	14.0%
General Service	2,373	2,265	4.8%		6,398	6,203	3.1%
Industrial	2,798	2,732	2.4%		7,995	7,961	0.4%
Other Energy Sales	13	13	—%		39	39	—%
Unbilled Sales	(28)	58	(148.3%)		(164)	20	(920.0%)
Total Retail Sales	7,675	7,344	4.5%	1.2%	21,741	20,777	4.6%	0.5%
Wholesale and Other	1,439	1,451	(0.8%)		4,159	4,198	(0.9%)
Total Electric Sales - Duke Energy Indiana	9,114	8,795	3.6%		25,900	24,975	3.7%

Average Number of Customers
Residential	723,026	711,587	1.6%		722,446	712,869	1.3%
General Service	101,637	101,186	0.4%		101,485	101,131	0.4%
Industrial	2,720	2,727	(0.3%)		2,722	2,715	0.3%
Other Energy Sales	1,712	1,675	2.2%		1,704	1,657	2.8%
Total Retail Customers	829,095	817,175	1.5%		828,357	818,372	1.2%
Wholesale and Other	5	5	—%		5	5	—%
Total Average Number of Customers - Duke Energy Indiana	829,100	817,180	1.5%		828,362	818,377	1.2%

Sources of Electric Energy (GWh)
Generated - Net Output (3)
Coal	6,295	6,609	(4.8%)		18,069	18,898	(4.4%)
Hydro	41	70	(41.4%)		93	161	(42.2%)
Oil and Natural Gas	1,004	463	116.8%		3,191	1,267	151.9%
Renewable Energy	9	6	n/a		23	17	n/a
Total Generation (4)	7,349	7,148	2.8%		21,376	20,343	5.1%
Purchased Power and Net Interchange (5)	2,261	1,899	19.1%		5,976	5,367	11.3%
Total Sources of Energy	9,610	9,047	6.2%		27,352	25,710	6.4%
Less: Line Loss and Other	496	252	96.8%		1,452	735	97.6%
Total GWh Sources	9,114	8,795	3.6%		25,900	24,975	3.7%

Owned MW Capacity (3)
Summer					6,606	6,741
Winter					7,007	7,183

Heating and Cooling Degree Days
Actual
Heating Degree Days	37	39	(5.1%)		3,415	2,619	30.4%
Cooling Degree Days	896	733	22.2%		1,457	1,056	38.0%

Variance from Normal
Heating Degree Days	(43.5%)	(41.4%)	n/a		2.8%	(21.2%)	n/a
Cooling Degree Days	20.0%	(1.0%)	n/a		35.0%	(1.6%)	n/a

(1) Except as indicated in footnote (2), represents non-weather normalized billed sales, with energy delivered but not yet billed (i.e., unbilled sales) reflected as a single amount and not allocated to the respective retail classes.

(2) Represents weather normal total retail calendar sales (i.e., billed and unbilled sales).

(3) Statistics reflect Duke Energy's ownership share of jointly owned stations.

(4) Generation by source is reported net of auxiliary power.

(5) Purchased power includes renewable energy purchases.

Gas Utilities and Infrastructure
Quarterly Highlights
September 2018

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	2018	2017	% Inc.(Dec.)
Total Sales
Piedmont Natural Gas Local Distribution Company (LDC) throughput (dekatherms) (1)	135,403,188	107,490,775	26.0%	407,144,529	334,781,316	21.6%
Duke Energy Midwest LDC throughput (Mcf)	9,370,743	9,904,644	(5.4%)	62,111,858	52,940,410	17.3%

Average Number of Customers - Piedmont Natural Gas
Residential	955,615	943,122	1.3%	964,776	950,240	1.5%
Commercial	102,757	100,126	2.6%	103,711	100,961	2.7%
Industrial	963	2,282	(57.8%)	962	2,305	(58.3%)
Power Generation	17	27	(37.0%)	17	26	(34.6%)
Total Average Number of Gas Customers - Piedmont Natural Gas	1,059,352	1,045,557	1.3%	1,069,466	1,053,532	1.5%

Average Number of Customers - Duke Energy Midwest
Residential	481,520	477,620	0.8%	485,462	481,142	0.9%
General Service	41,094	41,040	0.1%	43,177	43,066	0.3%
Industrial	1,518	1,505	0.9%	1,584	1,579	0.3%
Other	136	139	(2.2%)	138	140	(1.4%)
Total Average Number of Gas Customers - Duke Energy Midwest	524,268	520,304	0.8%	530,361	525,927	0.8%

(1) Piedmont has a margin decoupling mechanism in North Carolina and weather normalization mechanisms in South Carolina and Tennessee that significantly eliminate the impact of throughput changes on earnings. Duke Energy Ohio's rate design also serves to offset this impact.

Commercial Renewables
Quarterly Highlights
September 2018

	Three Months Ended September 30,			Nine Months Ended September 30,
	2018	2017	% Inc.(Dec.)	2018	2017	% Inc.(Dec.)
Renewable Plant Production, GWh	1,897	1,760	7.8%	6,548	6,276	4.3%
Net Proportional MW Capacity in Operation	n/a	n/a		2,976	2,908	2.3%